Dear Shareholder:

 We are pleased to report the results of operations for the year ended December 31, 2003 for GrandSouth Bancorporation. Net income for the year ended December 31, 2003 equaled $1,027,872 or $.40 per diluted share compared to $600,881or $.23 per diluted share at December 31, 2002. For the quarter ended December 31, 2003, the company earned $294,280 or $.11 per diluted share compared to $149,574 or $.06 per diluted share for the same period in 2002.

At December 31, 2003, total assets were $173 million compared to $141 million at December 31, 2002. Loans, net or reserves for loan losses, were $148 million compared to $109 million at December 31, 2003. Total deposits at period end amounted to $147 million compared to $119 million at December 31, 2002.

The performance of the company during 2003 was aided by good growth in loan assets, a decline in funding costs, controlled growth of non interest expenses and improved asset quality resulting in lower provision expense for loan losses. Net interest margin was compressed during the year as loan yields declined at a faster rate than funding costs. However, a 35% increase in loan volume produced a 14.89% increase in net interest income. Lower provision expense for loan losses and a slower growth in non interest expenses resulted in a 53% increase in pre-tax income over the year earlier period.

We continue to be pleased with the company's progress and believe we are in good shape to take advantage of an improving economy and a more favorable interest rate environment in 2004. As you now know, the Board of Directors has continued the $.02 per share cash dividend which was paid on January 12, 2004 to shareholders of record on January 5, 2004. The Board of Directors has also approved a 10% stock dividend to shareholders of record on February 9, 2004.

We look forward to reporting our progress to you throughout the coming year. As always, we appreciate your support.


Sincerely,


Mason Y. Garrett, Chairman




Ronald K. Earnest, President

                                  PRESS RELEASE

                            GRANDSOUTH BANCORPORATION
                            ANNOUNCES RECORD EARNINGS

GREENVILLE,  S.C.,  January 21, 2004 - GrandSouth  Bancorporation  (OTC Bulletin
Board: GRRB.OB) today announced earnings for the quarter and year ended December 31, 2003. Net income totaled $294,280 or $.11 per diluted share for the fourth quarter of 2003, an increase of 96% when compared to net income of $149,574 or $.06 per diluted share for the fourth quarter of 2002.

Net income for 2003 totaled $1,027,872 or $.40 per diluted share, an increase of 71% when compared to net income for 2002 of $600,881 or $.23 per diluted share.

At December 31, 2003, total assets equaled $173 million compared to $141 million at December 31, 2002. Loans, net of reserves for loan losses, equaled $148 million at December 31, 2003 compared to $109 million at December 31, 2002. Total deposits at period end amounted to $147 million compared to $118 million at December 31, 2002.

The company paid a cash dividend of $.02 per share on January 12, 2004 for shareholders of record on January 5, 2004. The Board of Directors has approved a 10% stock dividend for the current quarter payable to shareholders of record on February 9, 2004.

GrandSouth Bancorporation is a public company with two offices located at 325 South Main Street, Fountain Inn, S.C. and 381 Halton Road, Greenville, S.C.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements.

Contact: Ronald K. Earnest, President (864) 770 - 1000

GRANDSOUTH BANCORPORATION
BALANCE SHEET

(Unaudited)
                                                                                         December 31, 2003         December 31, 2002
                                                                                         -----------------         -----------------
ASSETS
Cash and Due From Banks ....................................................                $  2,046,684            $  2,669,420
Investment Securities ......................................................                  15,971,218              22,980,190
Loans, net .................................................................                 148,651,270             109,544,338
Other Assets ...............................................................                   6,936,348               5,989,449
                                                                                            ------------            ------------
Total Assets ...............................................................                 173,605,520             141,183,397
                                                                                            ============            ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits ...............................................                   9,464,274               7,285,699
Interest bearing deposits ..................................................                 137,732,794             111,186,823
                                                                                            ------------            ------------
       Total deposits ......................................................                 147,197,068             118,472,522

Other Borrowings ...........................................................                  15,100,000              12,000,000
Other liabilities ..........................................................                   1,249,985               1,699,603
                                                                                            ------------            ------------
       Total liabilities ...................................................                 163,547,053             132,172,125

Shareholders' equity .......................................................                  10,058,467               9,311,272
                                                                                            ------------            ------------

Total liabilities and shareholders' equity .................................                 173,605,520             141,483,397
                                                                                            ============            ============

GRANDSOUTH BANCORPORATION
STATEMENT OF OPERATIONS

(Unaudited)                                                            Three Months                            Year-to-Date
                                                                     Ended December 31,                     Ended December 31,
                                                                     ------------------                     ------------------
                                                                2003                   2002               2003               2002
                                                                ----                   ----               ----               ----
Total interest income ..................................         $2,279,784         $2,146,203         $8,693,350         $8,297,112

Total Interest expense .................................            795,371            933,085          3,249,246          3,558,781
                                                                 ----------         ----------         ----------         ----------
       Net interest income .............................          1,484,413          1,213,118          5,444,104          4,738,331

Provision for possible loan losses .....................            150,000            225,000            739,000            805,000
                                                                 ----------         ----------         ----------         ----------

       Net interest income after
         provision for possible
            loan losses ................................          1,334,413            988,118          4,705,104          3,933,331
                                                                 ----------         ----------         ----------         ----------

Total noninterest income ...............................             88,937            128,379            421,151            443,019

Total noninterest expenses .............................            956,326            873,432          3,493,674          3,314,999
                                                                 ----------         ----------         ----------         ----------

       Income before taxes .............................            467,024            243,065          1,632,581          1,061,351

Income tax expense .....................................            172,744             93,491            604,709            460,470
                                                                 ----------         ----------         ----------         ----------

       Net Income ......................................            294,280            149,574          1,027,872            600,881
                                                                 ==========         ==========         ==========         ==========

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING .........................          1,969,060          1,969,060          1,969,060          1,969,060
                                                                 ==========         ==========         ==========         ==========

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING, DILUTED ................          2,560,416          2,560,416          2,560,416          2,560,416
                                                                 ==========         ==========         ==========         ==========

NET INCOME PER COMMON SHARE ............................         $     0.15         $     0.08         $     0.52         $     0.31
                                                                 ==========         ==========         ==========         ==========

NET INCOME PER COMMON SHARE, DILUTED ...................         $     0.11         $     0.06         $     0.40         $     0.23
                                                                 ==========         ==========         ==========         ==========